UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2023

SQZ BIOTECHNOLOGIES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39662	46-2431115
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

200 Arsenal Yards Blvd

Suite 210

Watertown, Massachusetts 02472

(Address of principal executive offices) (Zip Code)

(617) 758-8672

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SQZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2023, in order to achieve an equal balance of membership among the classes of directors, the board of directors (the “Board”) of SQZ Biotechnologies Company (the “Company”) determined to move one of the directors from Class I with a term expiring at the 2024 annual meeting of shareholders to Class III with a term expiring at the 2023 annual meeting of shareholders. Accordingly, on April 6, 2023, Howard Bernstein, M.D., Ph.D., who was a Class I director, resigned as a director and was immediately elected by the Board as a Class III director. The resignation and re-election of Dr. Bernstein was effected solely to rebalance the Board's classes and, for all other purposes, Dr. Bernstein’s service on the Board is deemed to have continued uninterrupted. The Board now consists of three Class I directors, four Class II directors and three Class III directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQZ BIOTECHNOLOGIES COMPANY

Date: April 10, 2023	By:	/s/ Lawrence Knopf
Lawrence Knopf
General Counsel